SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 100 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, RLJ Lodging Trust (the “Company”) and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an amended and restated employment agreement (each, an “Employment Agreement”) with each of Thomas J. Baltimore, Jr., Ross Bierkan, and Robert Johnson (the “Executives”).  Previously the Company and the Operating Partnership entered into employment agreements, effective May 16, 2011, with each of the Executives for an initial term of four years, expiring on May 16, 2015, with a one (1) year extension through May 16, 2016.  The Employment Agreements amend and restate the employment agreements previously entered into between the parties.  Pursuant to these Employment Agreements, Mr. Baltimore will continue his employment as the Company’s President and Chief Executive Officer; Mr. Bierkan will continue his employment as the Company’s Chief Investment Officer and Executive Vice President; and Mr. Johnson will continue his employment as the Company’s Executive Chairman of the Board of Trustees.

The Employment Agreements are effective as of May 14, 2015. Mr. Baltimore’s Employment Agreement has a four year term and Mr. Johnson’s and Mr. Bierkan’s Employment Agreements each have a three year term. Each Employment Agreement has an automatic renewal term of one additional year unless either party gives 60 days’ prior notice that the term will not be extended.  The Executives’ base salary each year will be $875,245 for Mr. Baltimore, $504,840 for Mr. Bierkan, and $393,928 for Mr. Johnson.  The Executives are eligible for grants of equity and a bonus. Mr. Baltimore’s target bonus is equal to 150% of his base salary (with the actual bonus to be determined by the compensation committee) and each of Mr. Johnson’s and Mr. Bierkan’s target bonus is equal to 125% of their respective base salaries (with the actual bonus to be determined by the compensation committee).

Each Employment Agreement also sets forth the respective Executive’s rights to severance upon termination of employment. Regardless of the reason for any termination of employment, each Executive is entitled to receive the following benefits: (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of his Employment Agreement.

In addition to the benefits described above, if the Company terminates any of the Executive’s employment without “cause” (not including non-renewal by the Company of the initial term for an additional one-year period) or if the Executive resigns for good reason, he is entitled to a severance payment of: (i) a pro-rata bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change of control (as defined in the Company’s equity incentive plan) when satisfaction of the performance criteria is not required); (ii) continued payment of his base salary, as in effect as of his last day of employment, for a period of 36 months; (iii) continued payment for life and health insurance coverage for 24 months to the same extent the Company paid for such coverage immediately prior to termination; (iv) three times his target annual bonus for the year of termination and highest grant date fair value of annual equity award received by the Executive in the prior three calendar years; and (v) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to him, which may be conditioned on the ultimate achievement of the performance goals.  If the termination is due to non-renewal of the initial term of the Employment Agreement or during the renewal term by the Company, the Executive will be entitled to continued payment of his base salary for a period of 24 months, and two times his target annual bonus for the year of termination and highest grant date fair value of annual equity award received by the Executive in the prior three calendar years. The foregoing benefits are conditioned upon the Executive’s execution of a general release of claims.

For purposes of the Employment Agreements, the term “cause” means any of the following, subject to any applicable cure provisions: (i) the conviction of the Executive of any felony; (ii) gross negligence or willful misconduct in connection with the performance of the Executive’s duties; (iii) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of the Executive at the expense of the Company or its subsidiaries; or (iv) the material breach by the Executive of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements with the Company. The term “good reason” under the Employment Agreements means any of the following, subject to any applicable cure provisions, without the Executive’s consent: (i) the assignment to the Executive of substantial duties or responsibilities inconsistent with his position with the Company, or any other action by the Company that results in a substantial diminution of his duties or responsibilities; (ii) a requirement that the Executive work principally from a location that is 30 miles further from his residence than the Company’s address on the effective date of the Employment Agreement; (iii) a material reduction in the Executive’s aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the Company of the Employment Agreement.

If any of the Executive’s employment terminates due to death or disability, in addition to the benefits to be provided regardless of the reason for the termination of employment, the Executive’s estate is entitled to receive: (i) payment of the pro rata share of any performance bonus to which he would have been entitled for the year of death or disability regardless of whether the performance criteria has been satisfied; and (ii) vesting of all unvested equity awards.

If any of the Executive’s employment terminates due to retirement, in addition to the benefits to be provided regardless of the reason for the termination of employment, the Executive is entitled to receive: (i) payment of any pro rata share of any performance bonus to which he would have been entitled for the year of retirement to the extent the performance goals have been achieved; and (ii) vesting of all unvested equity awards, which may be conditioned on the ultimate achievement of the performance goals.

If the parties fail to extend the Employment Agreement or enter into a new agreement on or before the end of the renewal term, the applicable Executive’s employment will terminate at the end of the renewal term and, in addition to the benefits to be provided regardless of the reason for termination of employment, the Executive is entitled to receive: (i) payment of any pro rata share of any performance bonus to which he would have been entitled for the year of non-renewal to the extent performance goals have been achieved; and (ii) vesting of all unvested equity awards, which may be conditioned on the ultimate achievement of the performance goals.

The Employment Agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months following the expiration or termination of the Executive’s employment.

A copy of the Employment Agreements are attached to this report as Exhibits 10.1, 10.2, and 10.3, and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibits 10.1, 10.2, and 10.3.

Item 9.01.                Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Employment Agreement, dated as of May 14, 2015, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Thomas J. Baltimore, Jr.

10.2	Employment Agreement, dated as of May 14, 2015, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Ross H. Bierkan

10.3	Employment Agreement, dated as of May 14, 2015, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Robert L. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: May 20, 2015	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description
10.1	Employment Agreement, dated as of May 14, 2015, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Thomas J. Baltimore, Jr.

10.2	Employment Agreement, dated as of May 14, 2015, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Ross H. Bierkan

10.3	Employment Agreement, dated as of May 14, 2015, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Robert L. Johnson